UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2011

GREENMAN TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane

Lynnfield Massachusetts 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

On March 10, 2011, the Company issued a press release announcing the events described in Item 8.01 below. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

 Item 8.01     Other Events

On March 8, 2011, the Board of Directors of GreenMan Technologies, Inc. (the “Company”) determined, based on the magnitude of historical operating losses associated with the Company’s Green Tech Products, Inc. molded recycled rubber product subsidiary, that it is in the best interests of the Company’s shareholders to exit that business. The Company will instead devote all of its resources to advancing its dual fuel conversion initiative, operated by its American Power Group, Inc. subsidiary. Accordingly, the Board of Directors has authorized management to begin an immediate effort to identify potential buyers for Green Tech Products and to evaluate other strategic alternatives that may be available to the Company. Effective as of March 8, 2011, Green Tech Products operations have been classified as discontinue operations.

 Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release of GreenMan Technologies, Inc., dated March 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: March 11, 2011